AGREEMENT OF MERGER

     This Agreement of Merger ("Agreement") is entered into between Alamar Biosciences, Inc., a California corporation (herein "Surviving Corporation"), and AccuMed, Inc., an Illinois corporation (herein "Merging Corporation").

1.   Merging Corporation shall be merged into Surviving Corporation.

2. Each issued and outstanding share of Merging Corporation shall be converted into 2.4318999 shares of Common Stock, no par value, of Surviving Corporation and each outstanding Warrant to purchase Common Stock shall be converted into a Warrant to purchase 2.4318999 shares of Common Stock, no par value, of Surviving Corporation; provided, however, that no fractional shares shall be issued, but in lieu thereof each Merging Corporation shareholder who would otherwise be entitled to a fraction of a share of Surviving Corporation (after aggregating all fractional shares of Surviving Corporation to be received by such shareholder) shall receive from Surviving Corporation one additional share of Surviving Corporation in the event such fraction is one-half or more and no additional shares of Surviving corporation in the event such fraction is less than one-half; provided, however, that if the fraction which any shareholder would otherwise be entitled receive is more than one-half of 1 percent of the total shares such person is entitled to receive, such person shall receive one additional full share.

3. The outstanding shares of Surviving Corporation shall remain outstanding and are not effected by the Merger.

4. Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such actions necessary or desirable to evidence or carry out this merger.

5. The effect of the merger and the effective date of the merger are as prescribed by law.

6. Merging Corporation and Surviving Corporation have also entered into that certain Agreement and Plan of Reorganization, dated as of April 21, 1995, as amended by Amendment No. 1 dated as of August 1, 1995 and Amendment No. 2 dated as of October 6, 1995 (the "Plan of Reorganization"); the Plan of Reorganization and this Agreement are intended to be construed together and the terms of the Plan of Reorganization are incorporated herein by this reference.

                                                        ENDORSED
                                                         FILED
                                        In the office of the Secretary of State
                                               of the State of California

                                                      DEC 29 1995

                                             BILL JONES, Secretary of State

IN WITNESS WHEREOF the parties have examined this Agreement.


                                        ALAMAR BIOSCIENCES, INC.


                                        By:  /s/  Mark L. Santor
                                             ---------------------------
                                             Mark L. Santor, Vice President,
                                             Finance and Secretary


                                                      -AND-


                                        ACCUMED, INC.

                                        By:  /s/  Peter P. Gombrich
                                             ---------------------------
                                             Peter P. Gombrich, President


                                        By:  /s/  Peter P. Gombrich
                                             ---------------------------
                                             Peter P. Gombrich, Secretary

                            CERTIFICATE OF APPROVAL
                                       OF
                              AGREEMENT OF MERGER


Mark L. Santor certifies that:

1. He is the vice president, finance and secretary, of Alamar Biosciences, Inc., a California corporation ("Alamar").

2. The Agreement of Merger in the form attached hereto was duly approved by the Board of Directors and shareholders of Alamar.

3. The principal terms of the Agreement of Merger were adopted by the affirmative vote of the outstanding shares of Alamar which equaled or exceeded the required vote; which such vote was a majority of the outstanding shares.

4. There is only one class of shares outstanding and the number of shares outstanding is 11,115,339.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated: December 28, 1995


                                        /s/  Mark L. Santor
                                        -----------------------------
                                        Mark L. Santor, Vice President, Finance


                                        /s/  Mark L. Santor
                                        -----------------------------
                                        Mark L. Santor, Secretary

                            CERTIFICATE OF APPROVAL
                                       OF
                              AGREEMENT OF MERGER


Peter P. Gombrich certifies that:

1. He is the President and Secretary of AccuMed Inc., an Illinois corporation ("AccuMed").

2. The Agreement of Merger in the form attached hereto was duly approved by the Board of Directors and shareholders of AccuMed.

3. The principal terms of the Agreement of Merger were adopted by the affirmative vote of the outstanding shares of AccuMed which equaled or exceeded the required vote; which such vote was two-thirds of the total outstanding shares.

4. There is only one class of shares outstanding and the number of shares outstanding is 2,390,441.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated: December 28, 1995


                                        /s/  Peter P. Gombrich
                                        -----------------------------
                                        Peter P. Gombrich, President


                                        /s/  Peter P. Gombrich
                                        -----------------------------
                                        Peter P. Gombrich, Secretary

                              State of California

                                     [SEAL]

                               SECRETARY OF STATE

                              CORPORATION DIVISION


     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                                IN WITNESS WHEREOF,   I  execute
                                                  this certificate and affix the
                                                  Great  Seal  of the  State  of
                                                  California this

                                                            JAN 10 1996



[THE STATE OF CALIFORNIA SEAL]


                                                  /s/  Bill Jones
                                                  ---------------------
                                                  Secretary of State